APPENDIX III

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE



         The undersigned, an officer of, or other person duly authorized by



              [fill in official name of individual or institution]

hereby certifies that he/she/it is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on ________________, 200__ in accordance with Registration Statement number ________________, and complied with the requirement of delivering a current prospectus in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):


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Name of Individual representing Purchaser (if an Institution)


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Title of Individual representing Purchaser (if an Institution):


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Signature:

Individual Purchaser or Individual representing Purchaser:


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